UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200 Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2026, Harrow, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 37,273,420. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 29,830,973. Each director nominee was elected, and each other proposal voted upon at the Annual Meeting was approved. The final voting results with respect to each proposal are set forth below:

Proposal 1: Election of Directors

Stockholders voted to elect to the Board of Directors the four (4) director nominees named in the Company’s proxy statement to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. The results of the voting were:

Directors	For	Withheld	Broker Non-Vote
Mark L. Baum	18,733,392	2,230,383	8,867,198
Adrienne L. Graves	19,375,636	1,588,139	8,867,198
Lauren P. Silvernail	19,423,429	1,540,346	8,867,198
Perry J. Sternberg	19,427,617	1,536,158	8,867,198

Proposal 2: To approve on an advisory basis, the compensation of the Company’s named executive officers

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were:

For	Against	Abstain	Broker Non-Vote
18,065,856	2,395,240	502,679	8,867,198

Proposal 3: Ratification of Auditors

Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the voting were:

For	Against	Abstain	Broker Non-Vote
28,578,182	1,249,248	3,543	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: June 22, 2026	By:	/s/ Andrew R. Boll
Andrew R. Boll
President & Chief Financial Officer